Exhibit 99.1


FOR IMMEDIATE RELEASE:                                  COMPANY CONTACT:
---------------------                                   ---------------
                                                        Nancy C. Broadbent
                                                        Chief Financial Officer
                                                        (215) 579-7388

                                                        INVESTOR RELATIONS:
                                                        -------------------
                                                        Lisa Carlton-Wilson
                                                        In-Site Communications
                                                        (212) 759-3929



              COLLAGENEX PHARMACEUTICALS ANNOUNCES SUCCESSION PLAN
              ----------------------------------------------------

                           FOR CHIEF EXECUTIVE OFFICER
                           ---------------------------



NEWTOWN, PA, MARCH 19, 2003 - CollaGenex Pharmaceuticals, Inc. (Nasdaq: CGPI) today announced that Brian M. Gallagher, PhD, chairman, chief executive officer and president of CollaGenex, will be leaving the Company to pursue other interests. Dr. Gallagher has agreed to remain in his current position until a successor is appointed, and he will work closely with the Company as a consultant for a period of time thereafter to ensure a smooth transition.

     Dr. Gallagher has served as the Company's president and chief executive officer since 1994. He became chairman of the company in 1999. Dr. Gallagher is credited with the successful development and launch of the Company's flagship product, Periostat(R), and the Company's development into a publicly-traded, specialty pharmaceutical company focused on providing innovative medical therapies to the dental and dermatology markets.

     The Company has established a search committee of its board of directors and has engaged an executive recruiting firm to help identify a successor to Dr. Gallagher. The ideal candidate will possess extensive leadership experience and a strong track record in all areas of the pharmaceutical business.

     "Brian has been an effective leader at CollaGenex and instrumental in transforming the Company into a profitable entity," said James E. Daverman, Managing General Partner of Marquette Venture Partners and a member of the Company's board of directors since 1995. "Among his many achievements, Brian's greatest contributions have been his visionary leadership


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surrounding  the  many  clinical  applications  of  the  Company's  core  IMPACS technology, establishment of the Company's strategic direction and development of a strong management team. We have asked Brian to assist in the transition process because of his unique understanding of the Company and the steps necessary to grow it to the next level."

     "I have truly enjoyed the opportunity to build CollaGenex into a significant company in the specialty pharmaceuticals arena, and to work with a committed team in executing the Company's growth strategy," commented Dr. Gallagher. "Our foundation is strong, we have proven excellence in our core business and I have total confidence in the management team we have put in place. I look forward to assisting the Company and its next chief executive officer in fulfilling the opportunities that lie ahead for CollaGenex. As CollaGenex moves beyond the dental market into dermatology and other fields, leveraging the broad utility of its core technologies, the Company will be well served by a chief executive officer with demonstrated capabilities in the development and commercialization of a diversified portfolio of specialty pharmaceutical products."

     The Company and Dr. Gallagher have executed an agreement pursuant to which the Company shall compensate Dr. Gallagher for, among other things, his services during the transition period and to recognize his historical contributions to the Company. As a result of this agreement, the Company will recognize a non-cash compensation charge relating to certain modifications of Dr. Gallagher's stock option agreements of approximately $250,000 in the first quarter of 2003. CollaGenex also entered into a consulting agreement with Dr. Gallagher pursuant to which he will provide consulting services to the Company for a period of 24 months following the appointment of a new chief executive officer.

     CollaGenex Pharmaceuticals, Inc. is a specialty pharmaceutical company currently focused on providing innovative medical therapies to the dental and dermatology markets. Currently, the Company's 115-person professional dental pharmaceutical sales force markets Periostat(R), which is indicated as an adjunct to scaling and root planing for the treatment of adult periodontitis and is the first and only pharmaceutical to treat periodontal disease by inhibiting the enzymes that destroy periodontal support tissues and by enhancing bone protein synthesis. The sales force also promotes Vioxx(R), a Merck & Co. drug that CollaGenex co-promotes for the treatment of acute dental pain, Denavir(R), a Novartis Group


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prescription  anti-viral  medication  for  the  treatment  of  cold  sores,  and
Atridox(R), Atrisorb(R) and Atrisorb-D(R), Atrix Laboratories Inc.'s products for the treatment of adult periodontitis. Research has shown that certain unique properties of the tetracyclines discovered during the development of Periostat may be applicable to other diseases involving inflammation and/or destruction of the body's connective tissues, including acne, rosacea, meibomianitis and cancer metastasis, among others. CollaGenex is further evaluating Periostat, as well as a series of novel, proprietary compounds known as IMPACS(R) (Inhibitors of Multiple Proteases and Cytokines), to assess whether they are safe and effective in these applications. In addition, CollaGenex has licensed the Restoraderm(TM) technology, a unique, proprietary dermal drug delivery system, in order to develop a range of topical dermatological products with enhanced pharmacologic and cosmetic properties.

     To receive additional information on the Company, please visit our website at www.collagenex.com which does not form part of this press release.

     This press release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Investors are cautioned that forward-looking statements involve risks and uncertainties, which may affect the Company's business and prospects. The Company's business of selling, marketing and developing pharmaceutical products is subject to a number of significant risks, including risks relating to the implementation of the Company's sales and marketing plans for Periostat and other products that the Company markets, risks inherent in research and development activities, risks associated with enforcement of the Company's intellectual property rights, including risks relating to the outcome and consequences of the patent litigation against West-ward Pharmaceutical Corporation, risks associated with conducting business in a highly regulated environment and uncertainty relating to clinical trials of products under development, all as discussed in the Company's periodic filings with the U.S. Securities and Exchange Commission.


Periostat(R), Metastat(R), Dermostat(R), Nephrostat(R), Osteostat(R), Arthrostat(R), Rheumastat(R), Corneostat(R), Gingistat(R), IMPACS(R), PS20(TM), The Whole Mouth Treatment(R), Restoraderm(TM) and Dentaplex(R) are United States trademarks of CollaGenex Pharmaceuticals, Inc.

Periostat(R), Nephrostat(R), Optistat(R), Xerostat(R) and IMPACS(TM) are European Community trademarks of CollaGenex Pharmaceuticals, Inc. Periostat(R), Nephrostat(R), Optistat(R), Xerostat(R), IMPACS(R), Dentaplex(R), Restoraderm(R), Dermastat(R), Periocycline(R), Periostatus(R) and Periostan(R) are United Kingdom trademarks of our wholly owned subsidiary, CollaGenex International Limited. CollaGenex(R), PS20(R), "C" Logo(R) and The Whole Mouth Treatment(R) are European Community and


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United Kingdom trademarks of CollaGenex International Limited.  Periocycline(TM)
and Periostan(TM) are European Community Trademarks of CollaGenex International Limited. All other trade names, trademarks or service marks are the property of their respective owners and are not the property of CollaGenex Pharmaceuticals, Inc. or any of our subsidiaries.



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